Exhibit 10.110

APPLIED DIGITAL SOLUTIONS, INC.
STOCK AWARD AGREEMENT

This STOCK AWARD AGREEMENT (the “Agreement”) is made as of [insert grant date] (the “Grant Date”) between APPLIED DIGITAL SOLUTIONS, INC. a Missouri corporation (the “Company”) and [insert name of Grantee] (the “Recipient”).

Background Information

A. The Board of Directors (the “Board”) and shareholders of the Company previously adopted the Applied Digital Solutions, Inc. [1999/2003] Flexible Executive Stock Plan (the “Plan”).

B. Section 18.1 of the Plan provides that the Committee shall have the right to grant shares of Company common stock based on certain conditions, subject to the terms and conditions of the Plan and any additional terms provided by the Committee. The Committee has made a grant of shares of Company common stock (“Stock”) to the Recipient as of the Grant Date pursuant to the terms of the Plan and this Agreement.

C. The Recipient desires to accept the grant of shares of Company common stock and agrees to be bound by the terms and conditions of the Plan and this Agreement.

Agreement

1. Stock. Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants the Recipient [insert applicable number] shares of common stock of the Company (the “Stock”) as of the Grant Date.

2. Vesting. The Stock is considered eligible for trading and vested on the Grant Date.

3. Tax Payment Upon Vesting. The Recipient (or his/her personal representative) must satisfy his federal, state and local, if any, withholding taxes imposed by reason of the grant of the Stock. The Recipient may satisfy this withholding obligation by paying to the Company the full amount of the withholding obligation in cash or check acceptable to the Company. If the Recipient fails to make such payment of the withholding taxes to the Company within five (5) days after the occurrence of the Grant Date, the Recipient’s actual number of shares of Stock shall be reduced by the smallest number of whole shares of common stock of the Company which, when multiplied by the fair market value of the common stock on the Grant Date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the grant of the Stock.

4. No Effect on Service. Nothing in the Plan or this Agreement shall confer upon the Recipient the right to continue in the service of the Company or Affiliates or affect any right which the Company may have to terminate the service of the Recipient regardless of the effect of such termination of service on the rights of the Recipient under the Plan or this Agreement.

5. Governing Laws. This Agreement shall be construed and enforced in accordance with the local laws of the State of Florida applicable to agreements to be executed and performed wholly within said state, and shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, personal representatives, successors and assigns. The parties further agree that in any dispute between them relating to this Agreement, exclusive jurisdiction shall be in the trial courts located within Palm Beach County, Florida, any objections as to jurisdiction or venue in such court being expressly waived.

6. Successors. This Agreement shall inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Company and Recipient.

7. Notice. Any notice that either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Chief Financial Officer of the Company, or to the Company (attention of the Chief Financial Officer), at Applied Digital Solutions, Inc 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, or at any other address as the Company may designate in writing from time to time; to the Recipient, at the Recipient’s address as set forth under his signature below, or at any other address as the Recipient, by notice to the Company, may designate in writing from time to time.

8. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

9. Entire Agreement; Modifications to Agreement.  Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. The Committee may amend or terminate any (or all) of the provisions of this Agreement at any time prior to the date on which any of the shares of Stock shall have vested with the Recipient pursuant to the terms hereof.

10. Headings.  Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

11. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

12. Resolution of Disputes. Any determination or interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the Date of Grant set forth above.

APPLIED DIGITAL SOLUTIONS, INC.

By:__________________________________
Name: _______________________________
Title: ________________________________

Recipient:

[Insert Name of Grantee]

Address: [Insert Address of Grantee]

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